As filed with the Securities and Exchange Commission on May 24, 2005
                                                   Registration No. 333-________
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                           --------------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                            ------------------------
                                   PAID, INC.
             (Exact Name of Registrant as Specified in its Charter)

               Delaware                                   73-1479833
   (State or Other Jurisdiction of                     (I.R.S. Employer
    Incorporation or Organization)                   Identification Number)

              4 Brussels Street, Worcester, MA 01610 (508-791-6710)
          (Address, Including Zip Code, and Telephone Number, Including
             Area Code, of Registrant's Principal Executive Offices)

                           --------------------------

         SALES ONLINE DIRECT, INC. 2001 NON-QUALIFIED STOCK OPTION PLAN
                              (Full title of Plan)

                           --------------------------

                                 Gregory Rotman
                                    President
                                   Paid, Inc.
                     4 Brussels Street, Worcester, MA 01610
                                 (508) 791-6710
                      (Name, Address and Telephone Number,
                   Including Area Code, of Agent for Service)

                                 with a copy to:

                             Michael A. Refolo, Esq.
                              Bowditch & Dewey, LLP
                      311 Main Street, Worcester, MA 01608
                                 (508) 926-3425

                           --------------------------

                         CALCULATION OF REGISTRATION FEE

==================================================================================================
                                                    Proposed           Proposed
                                     Amount          Maximum           Maximum          Amount of
    Title of Each Class of           to Be       Offering Price       Aggregate       Registration
 Securities to Be Registered       Registered     Per Share(1)    Offering Price(1)        Fee
--------------------------------------------------------------------------------------------------
Common Stock, $.001 par value    10,000,000(2)        $.32            $3,200,000         $376.64
==================================================================================================

(1) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457 under the Securities Act of 1933, on the basis of the average of the high and low reported price of the Common Stock as reported on the National Association of Securities Dealers OTC Bulletin Board on May 23, 2005.

(2) This Registration Statement covers 10,000,000 additional shares of common stock of Paid, Inc. that are being registered pursuant to the Sales OnLine Direct, Inc. 2001 Non-Qualified Stock Option Plan, as amended (the "Amended Plan"). These shares reflect an increase of 10,000,000 shares authorized under the Amended Plan. This Registration Statement also relates to such presently indeterminable number of additional shares of Common Stock are also registered hereunder as may be issued in the event of a merger, consolidation, reorganization, recapitalization, stock dividend, stock split or other similar change in Common Stock.

================================================================================

                                EXPLANATORY NOTE

      This Registration Statement is filed pursuant to General Instruction E of Form S-8 for the purpose of registering 10,000,000 additional shares of common stock, par value $0.001 per share ("Common Stock"), of Paid, Inc., a Delaware corporation (the "Registrant"), reserved for issuance upon the exercise of stock options or the issuance of restricted stock awards that may be granted under the Sales OnLine Direct, Inc. 2001 Non-Qualified Stock Option Plan. The contents of the Registrant's previously filed Form S-8 Registration Statement No. 333-55180, 333-63268, 333-68718, 333-81290, 333-104402 and 333-108529, as filed with the
SEC on February 7, 2001, June 19, 2001, August 30, 2001, January 24, 2002, April 9, 2003 and September 5, 2003, respectively, are hereby incorporated by reference in this Registration Statement.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

Number      Description
------      -----------

4.1*        Specimen  Common  Stock  Certificate  (Filed as  Exhibit  4.1 to the
            Registrant's   Registration   Statement  on  Form  SB-2  (Reg.   No.
            333-48542))

5**         Legal Opinion of Bowditch & Dewey, LLP

23.1**      Consent of Bowditch & Dewey,  LLP (contained in its opinion filed as
            Exhibit 5).

23.2**      Consent of Carlin, Charron & Rosen, LLP

24**        Power of Attorney

99.1** Sales OnLine Direct, Inc. 2001 Non-Qualified Stock Option Plan, as amended

----------

* Incorporated by reference. In accordance with Rule 411 promulgated pursuant to the Securities Act, reference is made to the documents noted which have been previously filed with the Commission, and are incorporated by reference herein.

**          Filed herewith.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Form S-8 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Worcester, Massachusetts, on May 17, 2005.

                                          PAID, INC.


                                          By: /s/ Gregory Rotman
                                              --------------------------
                                              Gregory Rotman, President

                                POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Gregory Rotman and Richard Rotman, and each of them (with full power to each of them to act alone), his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, as amended, this Form S-8 Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

      Signature                            Title                        Date
      ---------                            -----                        ----


/s/ Gregory Rotman              Director, President and Chief        May 9, 2005
-------------------------       Executive Officer (Principal
Gregory Rotman                  Executive Officer)


/s/ Richard Rotman              Director, Chief Financial            May 9, 2005
-------------------------       Officer, Vice President and
Richard Rotman                  Treasurer (Principal Financial
                                Officer)


/s/ Andrew Pilaro               Director                             May 9, 2005
-------------------------
Andrew Pilaro

                                  EXHIBIT INDEX

Exhibit
Number
------

4.1*        Specimen  Common  Stock  Certificate  (Filed as  Exhibit  4.1 to the
            Registrant's   Registration   Statement  on  Form  SB-2  (Reg.   No.
            333-48542))

5**         Legal Opinion of Bowditch & Dewey, LLP

23.1**      Consent of Bowditch & Dewey,  LLP (contained in its opinion filed as
            Exhibit 5)

23.2**      Consent of Carlin, Charron & Rosen, LLP

24**        Power of Attorney

99.1** Sales OnLine Direct, Inc. 2001 Non-Qualified Stock Option Plan, as amended

----------

* Incorporated by reference. In accordance with Rule 411 promulgated pursuant to the Securities Act, reference is made to the documents noted which have been previously filed with the Commission, and are incorporated by reference herein.

**          Filed herewith.